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                                                                   Exhibit 10.63

                    Information Management Associates, Inc.
                               6527 Main Street
                              Trumbull, CT 06611

                                                               October 29, 1991

Wand/IMA Investments, L.P.
30 Rockefeller Plaza
Suite 3226
New York, N.Y.  10112

Dear Sirs:

                  Reference is made to a certain Letter Agreement, dated December 21, 1990 (the "Letter Agreement") among you, Information Management Associates, Inc. (the "Company") and certain shareholders of the Company. You and the Company now propose to enter into a Stock Purchase Agreement, dated October 29, 1991 (the "Stock Purchase Agreement") providing for the purchase by you of 29,632 shares of the Company's Common Stock, and an Exchange and Note Modification Agreement, dated October 29, 1991 (the "Exchange and Note Modification Agreement"), providing, among other things, for the issue to you of a new warrant (the "New Warrant") entitling you to purchase 14,812 shares of the Company's Common Stock, and for the amendment of the original $1,600,000 15% senior subordinated note originally issued to you to reduce the principal amount to $1,000,000 and the interest rate thereon to 12%, and to change the principal repayment schedule, all as set forth in a 12% senior subordinated note to be issued to you (the "Amended Note"). In order to induce you to enter into the Stock Purchase Agreement and the Exchange and Note Modification Agreement, the Company and Gary R. Martino, Albert R. Subbloie, Andrei Poludnewycz, Paul J. Schmidt, Wendell Covalt, Dennis Dobson and Joseph R. LeMay (collectively, the "Shareholders") agree with you, and the Letter Agreement is hereby amended, as follows:

                  1. Paragraph 1(a) is hereby deleted in its entirety and the following paragraph is substituted therefor:

                           "1. Board of Directors. (a) So long as any of the
                               ------------------
Notes are outstanding or, if no Notes are outstanding and any Warrants or Registrable Securities (as such terms are defined in the New Warrant) are outstanding, so long as there has not been an Initial Public Offering (as defined in the New Warrant), the Company and each of the Shareholders shall take all action within their respective powers, including, but not limited to, the voting of capital stock of the
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    Company, required to cause the Board of Directors of the Company to at all times have two members designated by you. Further, the Company and each of the Shareholders shall take all action within their respective powers, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of the Company to at all times have a third and additional member designated by you (i) if any Note is outstanding, after the occurrence and during the continuance of any Default or Event of Default under the Notes as set forth in section 13 of the Purchase Agreement or (ii) if no Notes are outstanding but any Warrant or Registrable Security is outstanding and there has not been an Initial Public Offering, after the occurrence and during the continuance of any Default or Event of Default pursuant to sections 8, 9.1(i), 9.2, 9.4, 9.5, 9.6 or 9.8 of the Purchase Agreement."

                  2. The reference in the first sentence of Paragraph 3 to "65%" is hereby deleted and "40%" is substituted therefor.

                  3. Paragraph 5 is hereby deleted in its entirety and the following paragraph is substituted therefor:

                           "5. Financial Advisory Fees. The Company hereby
                               -----------------------
agrees to pay to you in cash on or before January 15, 1992 an advisory fee of $20,000 for the 1991 calendar year, and thereafter to pay to you in cash an annual advisory fee of $20,000 for each of the 1992, 1993 and 1994 calendar years, such annual advisory fees being payable in quarterly installments on March 31, June 30, September 30, and December 31 in each such calendar year. The Company also hereby agrees to pay to Wand Partners Inc., the general partner of Wand/IMA Investments, Inc., in cash on or before January 15, 1992, a financial advisory fee of $5,000, and thereafter to pay to Wand Partners Inc. in cash an annual advisory fee of $30,000 for the 1992 calendar year and each calendar year thereafter, such financial advisory fees being payable in quarterly installments on March 31, June 30, September 30 and December 31 in each such calendar year. The annual advisory fee to Wand Partners Inc. shall continue to be paid by the Company until the later to occur of (a) January 1, 1995; (b) the date on which a registration statement relating to an Initial Public Offering is filed with the Securities and Exchange Commission; (c) the date on which the Company has entered into a definitive agreement providing for sale of all or substantially all of the assets of the Company; or (d) the date on which you own or have the right to acquire less than ten percent (10%) of the issued and outstanding common stock of the Company (calculated on

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     a fully-diluted basis as if all outstanding warrants, options, rights and securities convertible into or exchangeable for Common Stock had been exercised in full, but without regard to the adjustment provisions of any outstanding securities). All payments pursuant to this Section 5 shall be paid on or before the due date. Late payments shall bear interest from the expiration of the 30th calendar date after the due date through the date of payment at the publicly announced interest rate of the Morgan Guaranty Trust Company of New York in effect from time to time during such period, plus 2%.

                  4.       The following new Paragraph 11 is hereby inserted:

                  11. Right of First Refusal. (a) The Company hereby grants to
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you the right of first refusal to purchase all (but not less than all) of any issue or sale of New Securities (as defined in this Section 11) which the Company may, from time to time, propose to issue or sell at a price per share of
(i) less than $50 (subject to appropriate adjustment in the event of any increase or decrease in the number of outstanding shares of Common Stock by virtue of any stock split, stock dividend, reverse stock split, reclassification or combination) in the case of Common Stock or (ii) having a conversion price or option or warrant exercise price of less than $50 (subject to appropriate adjustment in the event of any increase or decrease in the number of outstanding shares of Common Stock by virtue of any stock split, stock dividend, reverse stock split, reclassification or combination) in the case of securities convertible into or exercisable for, Common Stock.

                  (b) "New Securities" shall mean any Common Stock or preferred stock of the Company, or any warrants, options or other rights to acquire Common Stock or preferred stock (other than stock options granted to employees), or any securities (including any debt instruments) of any other type that are convertible into said Common Stock or preferred stock, issued after the date hereof; provided that "New Securities" does not include hereof; provided that "New Securities" does not include hereof; provided that "New Securities" does not include (i) Common Stock issued pursuant to currently outstanding warrants or stock options; or (ii) the issuance by the Company of Common Stock or preferred stock, or options, rights or warrants to acquire Common Stock or preferred stock or any other security (including any debt instruments) convertible into Common Stock or preferred stock in connection with an acquisition by the Company of the stock or assets of another person or the merger or consolidation by the Company with or into another corporation.

                  (c) The value of any non-cash "consideration" shall be determined in good faith by the Board of Directors of the Company.

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                  (d) In the event the Company proposes to undertake an issuance or sale of New Securities for consideration of less than $50 per share as described in clause (b) above, the Company shall give you written notice of the Company's intention, describing the type of New Securities, the price, the maximum amount to be issued or sold and the general terms upon which the Company proposes to issue or sell the same. You shall have thirty (30) days from the date of such notice to agree (by written notice to the Company) to purchase such New Securities upon such price and terms.

                  (e) The rights of first refusal hereunder shall not apply to any public offering of the Common Stock or securities convertible into or exchangeable for Common Stock of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission which is declared effective by the Securities and Exchange Commission.

                  (f) During the period of 60 days after the expiration of the notice period to which you are entitled hereunder, the Company shall be permitted to sell or enter into an agreement (pursuant to which the sale or other transaction shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice to you under clause (d) above.

                  (g) The rights of first refusal described in this Section 11 are personal to you any may not be assigned or transferred, whether by agreement or by operation of law or otherwise, and any attempted transfer shall be void.

                  (h) Upon the sale or transfer to any person of New Securities as to which the rights of first refusal hereunder shall not have been exercised, such new Securities shall thereafter be transferable free of the rights of first refusal provided hereunder.

                  (i) The rights of first refusal hereunder shall terminate upon the earlier to occur of either of the following events: (A) the date on which a registration statement relating to an Initial Public Offering is filed with the Securities and Exchange Commission; or (B) the date on which you own or have the right to acquire less than ten percent (10%) of the issued and outstanding Common Stock of the Company (calculated on a fully-diluted basis as if all outstanding warrants, options, rights and securities convertible into or exchangeable for Common Stock had been exercised in full, but without regard to the adjustment provisions of any outstanding securities.

         5. Except as amended hereby, all provisions of the Letter Agreement shall remain in full force and effect.

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         6. Capitalized terms not defined herein shall, unless otherwise indicated, have the meanings assigned to them in the New Warrant.

                                           INFORMATION MANAGEMENT
                                           ASSOCIATES, INC.

                                           By:  [SIGNATURE APPEARS HERE]
                                                ------------------------

                                           /s/ Gary R. Martino
                                           ------------------------------
                                           Gary R. Martino

                                           /s/ Albert R. Subbloie
                                           ------------------------------
                                           Albert R. Subbloie

                                           /s/ Andrei Poludnewycz
                                           ------------------------------
                                           Andrei Poludnewycz

                                           /s/ Paul J. Schmidt
                                           ------------------------------
                                           Paul J. Schmidt

                                           /s/ Dennis Dobson
                                           ------------------------------
                                           Dennis Dobson

                                           /s/ Wendell Covalt
                                           ------------------------------
                                           Wendell Covalt

                                           /s/ Joseph R. LeMay
                                           ------------------------------
                                           Joseph R. LeMay

ACCEPTED AND AGREED:
Wand/IMA Investments, L.P.
By Wand Partners Inc., its
  General Partner

By:      /s/ David J. Callard
         -----------------------
         David J. Callard
         President


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